Exhibit 99.1

Press Release

GraphOn Contact: William Swain 1.800.GRAPHON www.graphon.com	Bright Lights Contact: Wendy Prabhu 1.512.215.4452 mdb@mercomcapital.com

GraphOn Selected to Showcase Its GO-Global Private Cloud Application Virtualization Technology at MDB Capital’s

Bright Lights Conference in New York City on May 11, 2011

GraphOn Corporation Among MDB Capital Group’s Small-Cap IP Leaders

SANTA CRUZ, CA – April 25, 2011 – GraphOn Corporation (OTCBB: GOJO.OB), a leading worldwide developer of application virtualization and Web-enabling solutions, today announced that it has been selected for the prestigious NYC Bright Lights Conference on May 11, 2011 at 2:30 pm at the Le Parker Meridien Hotel in New York City. Bright Lights is the only conference of its kind with an exclusive focus on publicly-traded companies with disruptive and market changing intellectual property (IP).

GraphOn was selected from MDB’s 2011 group of “Best and Brightest” small-cap companies, a group that is advancing some of today’s most innovative and market-leading intellectual property. GraphOn is one of the 40 public companies ranking in the 90th percentile for its respective technology leadership from more than 1,500 small-cap companies with granted U.S. patents, as rated by PatentVest, MDB’s proprietary IP business intelligence platform.

GraphOn Corporation will exhibit its GO-Global private cloud application virtualization technology to IP innovation leaders and institutional investors that are focused on shaping policies and strategies for IP monetization and value creation.

“We are pleased to have been selected for this prestigious event and look forward to showcasing our

GO-Global solution,” said GraphOn Chairman and CEO Robert Dilworth.

Christopher Marlett, CEO at MDB Capital Group, comments, “It’s a rare and exciting opportunity to have so many key players that are driving IP asset monetization together under one roof and we look forward to sharing GraphOn’s cross-platform application virtualization and cloud-based technologies with other innovators and investors at the Bright Lights conference.”

Bright Lights also features high-profile speakers including the top IP experts in the nation, such as David Kappos, Under Secretary of Commerce for Intellectual Property and Director of the United States Patent and Trademark Office (USPTO), who will be joining as a keynote speaker; in addition to Marshall Phelps, former head of Microsoft IP, and John Cronin, former head of IBM’s Patent Factory, and Paul Ryan of Acacia Research.

The second annual Bright Lights Conference will take place on May 10 -11th at the Le Parker Meridien Hotel in New York City. To learn more about the event, please visit http://www.mdb.com

About GraphOn Corporation
Founded in 1996, GraphOn Corporation is a publicly-traded company headquartered in Santa Cruz, California. The company is an innovator of cost-effective, advanced solutions that help customers access applications from anywhere. GraphOn’s high-performance software solutions provide fast remote access, cross-platform connectivity, and a centralized architecture that delivers a dramatically lower cost of ownership. The company’s GO-Global solutions can be used with Microsoft (MSFT) Windows, IBM AIX, Oracle (ORCL) Solaris, Hewlett-Packard (HPQ) HP-UX, Linux, Apple (AAPL) OS X, and other operating systems. For more information, call 1.800.GRAPHON in the USA, +44.1344.206549 in Europe, or visit www.graphon.com or www.facebook.com/graphon.

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GraphOn at Bright Lights
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About MDB Capital Group
MDB Capital Group, LLC is an institutional research and investment banking firm focusing exclusively on small and micro-cap companies possessing market changing, disruptive intellectual property.  For more information on MDB Capital Group, visit http://www.mdb.com

About PatentVest
PatenVest is a proprietary intellectual property (IP) business intelligence platform developed by MDB Capital Group. PatentVest quantifies the appropriate valuation of IP and enables the emergence of IP as an investible asset class. For more information on PatentVest please visit http://www.patentvest.com

This press release contains statements that are forward looking as that term is defined by the United States Private Securities Litigation Reform Act of 1995. These statements are based on current expectations that are subject to risks and uncertainties. Actual results will differ due to factors such as shifts in customer demand, product shipment schedules, product mix, competitive products and pricing, technological shifts and other variables. Readers are referred to GraphOn's most recent periodic and other reports filed with the Securities and Exchange Commission.

Past performance is not a guarantee of future results. MDB Capital Group, LLC expects to receive or intends to seek compensation for investment banking or other business relationships with the covered companies mentioned in this press release. For important disclosure information regarding the covered companies in this press release, please contact: The Director of Research at (310) 526-5000 or write to: MDB Capital Group, LLC, Attention: Director of Research, 401 Wilshire Blvd., Suite 1020, Santa Monica, CA 90401.

GraphOn and GO-Global are registered trademarks of GraphOn Corp. All other trademarks belong to their respective owners. PatenVest is a registered trademark of MDB Capital Group

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